THIRD AMENDED AND RESTATED BYLAWS
OF
GLOBAL SELF STORAGE, INC.
(A MARYLAND CORPORATION)
(Adopted as of October 16, 2020)

THIRD AMENDED AND RESTATED BYLAWS
OF
GLOBAL SELF STORAGE, INC.
(A MARYLAND CORPORATION)
(Adopted as of October 16, 2020)
The following constitutes the Third Amended and Restated Bylaws (the “Bylaws”) of Global Self Storage, Inc., a Maryland corporation (the “Corporation”).

ARTICLE I – NAME OF CORPORATION,
LOCATION OF OFFICES AND SEAL
Section 1. Name.  The name of the Corporation is Global Self Storage, Inc.
Section 2. Principal Offices.  The principal office of the Corporation in the State of Maryland shall be located at such place as the Board of Directors of the Corporation (the “Board of Directors”) may designate. The Corporation may have additional offices, including a principal executive office, at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.
Section 3. Seal.  The Board of Directors may authorize the adoption of a seal by the Corporation.  The seal shall contain the name of the Corporation and the year of its incorporation and the words “Incorporated Maryland.” The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.
ARTICLE II – MEETINGS OF STOCKHOLDERS
Section 1. Place.  All meetings of stockholders shall be held at such place as shall be designated in accordance with these Bylaws and stated in the notice of the meeting. The Board of Directors, by resolution adopted by the affirmative vote of a majority of the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board of Directors for adoption (the “Entire Board”), may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but instead shall be held solely by means of remote communication as authorized by Section 2-503(b) of the Maryland General Corporation Law, as amended from time to time (including any successor statute, the “MGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.
Section 2. Annual Meetings.  An annual meeting of stockholders for the election of directors and the transaction of any other business that is properly brought before the meeting in accordance with the requirements of these Bylaws, including, but not limited to, Section 11 of this Article II, the Corporation’s Articles of Incorporation, as amended and restated (the “Articles of Incorporation”), the MGCL, the Maryland REIT Law, and other applicable law shall be held on the date and at the time and place (if any), within or without the State of Maryland, as is designated by resolution of the Board of Directors adopted by the affirmative vote of a majority of the Entire Board.
Section 3. Special Meetings.
(a) General.  Each of (i) the chairman of the board, (ii) the president, and (iii) the Board of Directors by resolution adopted by the affirmative vote of a majority of the Entire Board may call a special meeting of stockholders. Except as provided in subsection (b)(4) of this Section 3, a special meeting of stockholders shall be held on the date and at the time and place (if any) set by the chairman of the board, chief executive officer, president or Board of Directors, whoever has called the meeting. Subject to compliance with subsection (b) of this Section 3, a special meeting of stockholders shall also be called by the secretary of the Corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.
(b) Stockholder-Requested Special Meetings.
(1) Any stockholder of record (a “stockholder of record” is hereby defined for all purposes of these Bylaws as a stockholder whose name and address appears on the Corporation’s stock ledger pursuant to Article VI hereof) seeking to have stockholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the special meeting and describe each of the matters proposed to be acted on at the special meeting, and each such matter must (A) be a proper subject to be proposed and voted upon at a special meeting by stockholders of the Corporation under these Bylaws, the Articles of Incorporation, the MGCL, the Maryland REIT Law, and other applicable law, and (B) not relate to a matter that is expressly reserved for action by the Board of Directors under these Bylaws, the Articles of Incorporation, the MGCL, the Maryland REIT Law, or other applicable law. The Record Date Request Notice shall also be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall include, as applicable, the information required by paragraphs (a)(3) and (4) of Section 11 of this Article II with respect to each such stockholder, any Stockholder Associated Person (as defined in paragraph (a)(6) of Section 11 of this Article II), any Proposed Nominee (as defined in paragraph (a)(3)(i) of Section 11 of this Article II), and each other matter proposed to be acted on at the special meeting, and shall otherwise comply with the applicable requirements of paragraph (c) of Section 11 of this Article II. Upon receiving the Record Date Request Notice, the Board of Directors, by resolution adopted by the affirmative vote of a majority of the Entire Board, may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten calendar days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten calendar days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record

Date shall be the close of business on the tenth calendar day after the first date on which a Record Date Request Notice is received by the secretary.
(2) In order for any stockholder to request a special meeting of stockholders to act on any matter that may properly be considered at such a special meeting in accordance with the requirements of these Bylaws, the Articles of Incorporation, the MGCL, the Maryland REIT Law, and other applicable law, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at the special meeting (which shall be limited to those matters set forth in the Record Date Request Notice received by the secretary that may be brought before a special meeting of stockholders in accordance with these Bylaws, the Articles of Incorporation, the MGCL, the Maryland REIT Law, and other applicable law), (b) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of stock of the Corporation which are owned (beneficially or of record) by each such stockholder and (iii) the nominee holder for, and number of, shares of stock of the Corporation owned beneficially but not of record by such stockholder, (d) include, as applicable, the other information required by paragraphs (a)(3) and (4) of Section 11 of this Article II with respect to each such stockholder (but excluding any stockholder that has made such Special Meeting Request in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (including such rules and regulations, the “Exchange Act”) by way of a solicitation statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on Schedule 14A), any Stockholder Associated Person (as defined in paragraph (a)(6) of Section 11 of this Article II), any Proposed Nominee (as defined in paragraph (a)(3)(i) of Section 11 of this Article II), and each matter proposed to be acted on at the special meeting, and shall otherwise comply with the applicable requirements of paragraph (c) of Section 11 of this Article II, (e) be sent to the secretary by registered mail, return receipt requested, and (f) be received by the secretary within 60 calendar days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.
(3) The secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Corporation’s proxy materials).  The secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.
(4) In the case of any special meeting called by the secretary upon the request of stockholders (a “Stockholder-Requested Meeting”), such meeting shall be held at such date and time and place, if any, as may be designated by the Board of Directors; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than 90 calendar days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 2:00 p.m., local time, on the 90th calendar day after the Meeting Record Date or, if such 90th calendar day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder-Requested Meeting, or determine that such Stockholder-Requested Meeting shall be held solely by means of remote communication, within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation.  In fixing a date for a Stockholder-Requested Meeting, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting.  In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 calendar days after the Delivery Date, then the close of business on the 30th calendar day after the Delivery Date shall be the Meeting Record Date.  The Board of Directors may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 3(b).
(5) If written revocations of the Special Meeting Request have been delivered to the secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the secretary: (i) if the notice of meeting has not already been delivered, the secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Corporation’s intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the secretary may revoke the notice of the meeting at any time before ten calendar days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter.  Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.
(6) The chairman of the board, president, or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary.  For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been received by the secretary until the earlier of (i) five Business Days after actual receipt by the secretary of such purported request, and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the secretary represent, as of the Request

Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage.  Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
(7) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Maryland are authorized or obligated by law or executive order to close.
Section 4. Notice of Meetings.  Not less than ten nor more than 90 calendar days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place, if any, of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business, by electronic transmission or by any other means permitted by Maryland law.  If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid.  If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions.  The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice.  Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.
Subject to compliance with the requirements of Section 11(a) of this Article II with respect to matters intended to be brought before an annual meeting by stockholders, any business of the Corporation may be brought before an annual meeting of stockholders by or at the direction of the Board of Directors (or any duly authorized committee thereof) without being specifically designated in the notice of the meeting (or any supplement thereto), except such business as is required by applicable law to be stated in such notice.  No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice of the meeting (or any supplement thereto) given by or at the direction of the person authorized to call the special meeting in accordance with these Bylaws.  The Corporation may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 11(c)(3) of this Article II) of such postponement or cancellation prior to the meeting.  Notice of the date, time and place to which the meeting is postponed shall be given not less than ten calendar days prior to such date and otherwise in the manner set forth in this section.

Section 5. Quorum and Adjournment of Meetings.  At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under applicable law or the Articles of Incorporation for the vote necessary for the approval of any matter.  If such quorum is not established at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting from time to time to a date not more than 120 calendar days after the original record date without notice other than announcement at the meeting.  At such adjourned meeting, if a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally convened.  The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.
Section 6. Voting and Inspectors.  Each share entitles the holder thereof to vote for as many individuals as there are directors to be elected and for whose election the holder is entitled to vote.  Except as otherwise provided in Section 6 of Article III of these Bylaws, a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any matter which may properly come before the meeting, unless more than a majority of the votes cast is required by applicable law or by the Articles of Incorporation.  Unless otherwise provided by statute or by the Articles of Incorporation, each outstanding share of stock, regardless of class, entitles the holder thereof to cast one vote on each matter submitted to a vote at a meeting of stockholders.  Voting on any question or in any election may be viva voce unless, before the voting begins, the chairman of the meeting shall order that voting be by ballot or otherwise.
The Board of Directors or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector.  Except as otherwise provided by the chairman of the meeting, the inspectors, if any, shall (i) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairman of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote.  Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.  The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
Section 7. Proxies.  At each meeting of the stockholders, a holder of record of shares of stock of the Corporation may cast votes in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by applicable law.  Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting.  No proxy shall be valid more than eleven months after its date unless otherwise expressly provided in the proxy.

Section 8. Organization and Conduct of Stockholders’ Meetings.
(a) Every meeting of stockholders shall be conducted by an individual designated by the Board of Directors, by a resolution adopted by the affirmative vote of a majority of the Entire Board, to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting in the following order: the vice chairman of the board, if there is one, the president, the vice presidents in their order of rank and, within each rank, in their order of seniority, the secretary or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy.  The secretary or, in the case of a vacancy in the office or absence of the secretary, an assistant secretary or an individual designated by the Board of Directors or the chairman of the meeting shall act as secretary.  In the event that the secretary presides at a meeting of stockholders, an assistant secretary or, in the absence of all assistant secretaries, an individual appointed by the Board of Directors or the chairman of the meeting shall record the minutes of the meeting.  The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting.
(b) To the maximum extended permitted by applicable law, the Board of Directors shall be entitled to, or in the absence of the Board of Directors doing so, the chairman of the meeting shall be entitled to, prescribe such rules, regulations, and procedures and take such action as, it, he, or she, as the case may be, determines, in its, his, or her sole discretion, without any action by the stockholders, to be appropriate for the proper conduct of the meeting, including, without limitation, (i) restricting admission to the time set for the commencement of the meeting; (ii) limiting attendance or participation at the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (iii) limiting the time allotted to questions or comments; (iv) determining when and for how long the polls should be opened and when the polls should be closed; (v) maintaining order and security at the meeting; (vi) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules, or guidelines as set forth by the chairman of the meeting; (vii) concluding a meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place announced at the meeting; (viii) complying with any state and local laws and regulations concerning safety and security; (ix) restricting use of audio or video recording devices at the meeting; and (x) taking such other action as is deemed necessary, appropriate, or convenient for the proper conduct of the meeting. Unless otherwise determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 9. Action Without a Meeting.  Any action required or permitted to be taken by stockholders at a meeting of stockholders may be taken without a meeting if (a) a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders, (b) a waiver of any right to dissent is given in writing or by electronic transmission by all stockholders entitled to notice of the meeting but not entitled to vote at it, and (c) the consents and waivers are filed with the records of the meetings of stockholders.  Such consent shall be treated for all purposes as a vote at the meeting.

Section 10. Voting of Stock by Certain Holders.  Stock of the Corporation registered in the name of a corporation, limited liability company, partnership, joint venture, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, managing member, manager, general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock.  Any trustee or fiduciary, in such capacity, may vote stock registered in such trustee’s or fiduciary’s name, either in person or by proxy.
Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.
The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder.  The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable.  On receipt by the secretary of the Corporation of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.
Section 11. Advance Notice of Stockholder Nominations for Director and Other Stockholder Proposals.
(a) Annual Meetings of Stockholders.
(1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) if not specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (iii) by any stockholder of the Corporation who is Present in Person (as defined below) and who (A) was a stockholder of record at the record date set by the Board of Directors for the purpose of determining stockholders entitled to vote at the annual meeting, (B) was a stockholder of record at the time of giving of the notice by the stockholder provided for in this Section 11(a) and at the time of the annual meeting (and any postponement, adjournment, rescheduling, or continuation thereof), (C) who is entitled to vote at the annual meeting in the election of each individual so nominated and on any such other business proposed by such stockholder, and (D) who has complied with this Section 11 in all applicable respects.
(2) For any nomination of persons for election to the Board of Directors or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 11, the stockholder must have given timely and proper notice thereof in writing to the secretary of the Corporation and any such other business must otherwise (A) be a proper subject to be proposed and voted upon by stockholders of the Corporation under these Bylaws, the Articles of Incorporation, the MGCL, the Maryland REIT Law, and other applicable law, and (B) not relate to a matter that is expressly reserved for action by the Board of Directors under these Bylaws, the Articles of Incorporation, the MGCL, the Maryland REIT Law, or other applicable law. For purposes of these Bylaws, a notice by a stockholder to the Corporation proposing the nomination of persons for election to the Board of Directors or other business that is intended to be brought before a meeting of stockholders shall hereinafter be referred to as a “Stockholder Notice.” To be timely for an annual meeting, a Stockholder Notice shall set forth all information required under this Section 11 and shall be delivered to, or mailed and received by, the secretary at the principal executive office of the Corporation not earlier than the 150th calendar day, nor later than the close of business on the 120th calendar day, prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of this Article II) for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 calendar days, or delayed by more than 60 calendar days, from the first anniversary of the date of the preceding year’s annual meeting, in order for the Stockholder Notice to be timely for the current year’s annual meeting, it must be so delivered and received not earlier than the 150th calendar day prior to the date of such annual meeting and not later than the close of business on the later of the 120th calendar day prior to the date of such annual meeting, as originally convened, or the tenth calendar day following the day on which public announcement of the date of such annual meeting is first made by the Corporation.  In no event shall the public announcement of a postponement, adjournment, rescheduling, or continuation of an annual meeting to a later date or time, extend the time period or commence a new time period for the giving of a Stockholder Notice or other information as described herein.
(3) For a Stockholder Notice to be proper, it must set forth:
(i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”)

(A)	all information that would be required to be set forth in a Stockholder Notice pursuant to this Section 11 if such Proposed Nominee was the stockholder submitting the Stockholder Notice,

(B)	the name, age, business address, residence address, email address, and telephone number of such Proposed Nominee,

(C)
a description in reasonable detail of any and all direct and indirect compensation, reimbursement, indemnification, benefits, and other agreements, arrangements and understandings (whether written or oral, formal or informal, or monetary or non-monetary) and any other material relationships (i) between or among such Proposed Nominee, and the stockholder submitting the Stockholder Notice or any Stockholder Associated Person, including all information that would be required to be disclosed pursuant to Items 403 and 404 of Regulation S-K (or any successor provision) as promulgated by the SEC pursuant to the Exchange Act if the stockholder submitting the Stockholder Notice or Stockholder Associated Person was the “registrant” for purposes of such Items and such Proposed Nominee was a trustee, director, or executive officer of such registrant, and (ii) between or among such Proposed Nominee and any other person or entity (naming such person or entity) in connection with such Proposed Nominee’s nomination to the Board of Directors, and, if elected, such Proposed Nominee’s service as a member of the Board of Directors,

(D)
to the extent that such Proposed Nominee has been previously convicted in any state or federal court of any criminal offense involving a felony, fraud, dishonesty, or a breach of trust or duty, a description in reasonable detail of such offense and all legal proceedings relating thereto,

(E)
a description in reasonable detail of any and all litigation, whether or not judicially resolved, settled, or dismissed, relating to the Proposed Nominee’s past or current service on the board of directors, board of trustees, or similar governing body of any corporation, limited liability company, partnership, trust, or any other entity,

(F)
a description in reasonable detail of any agreements, arrangements, or understandings (whether written or oral, formal or informal, or monetary or non-monetary) between such Proposed Nominee and any person as to how such Proposed Nominee, if elected as a director, would act or vote on any issue or question that may come before the Board of Directors,

(G)
a description in reasonable detail of any agreements, arrangements, or understandings (whether written or oral, formal or informal, or monetary or non-monetary) between such Proposed Nominee and any person that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director, with his or her fiduciary duties under applicable law,

(H)
a description in reasonable detail of any agreements, arrangements, or understandings (whether written or oral, formal or informal, or monetary or non-monetary) between such Proposed Nominee and any person that contemplates such Proposed Nominee, if elected as a director, resigning as a member of the Board of Directors prior to the conclusion of the term of office to which such Proposed Nominee was elected,

(I)	the amount of any equity securities beneficially owned by such Proposed Nominee in any person or entity that competes with the Corporation, and

(J)
all other information relating to such Proposed Nominee that is required to be disclosed in a proxy statement filed with the SEC, pursuant to Regulation 14A (or any successor provision) under the Exchange Act, in connection with a contested election of directors of the Corporation (even if such an election contest is not involved) wherein such Proposed Nominee is named as a candidate for election to the Board of Directors;

(ii) as to any other business that the stockholder proposes to bring before the meeting, (A) a description in reasonable detail of the business proposed to be brought before the meeting, (B) the text of the proposed business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal, whether binding or precatory, to amend these Bylaws, the Article of Incorporation, or any policy of the Corporation, the text of the proposed amendment), (C) a description in reasonable detail of the reasons for conducting such business at the meeting, and (D) a description in reasonable detail of any interest in such business, direct or indirect, monetary or non-monetary, of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to such stockholder or Stockholder Associated Person therefrom; and
(iii) as to the stockholder submitting the Stockholder Notice, any Proposed Nominee, and any Stockholder Associated Person,

(A)
the class, series and number of all shares of stock or other securities of the Corporation or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee, or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,

(B)	the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee, or Stockholder Associated Person,
(C)
whether and the extent to which such stockholder, Proposed Nominee, or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of (x) Company Securities or (y) any security of any entity that was listed in the Peer Group in the Stock Performance Graph in the most recent annual report to security holders of the Corporation (a “Peer Group Company”) for such stockholder, Proposed Nominee, or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any affiliate thereof (or, as applicable, in any Peer Group Company) disproportionately to such person’s economic interest in the Company Securities (or, as applicable, in any Peer Group Company), and

(D)
any interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee, or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series.

(iv) as to the stockholder submitting the Stockholder Notice and any Stockholder Associated Person,
(A)	the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person,
(B)
the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person,

(C)
the name and address of any person who contacted or was contacted by the stockholder giving the Stockholder Notice or any Stockholder Associated Person about the Proposed Nominee(s) or other business proposal,

(D)
to the extent known by the stockholder giving the Stockholder Notice, the name and address of any other stockholder supporting the Proposed Nominee(s) for election or reelection as a director or the proposal of other business,

(E)
a reasonably detailed description of any plans or proposals of such stockholder or any Stockholder Associated Person relating to the Corporation that would be required to be disclosed by such stockholder or Stockholder Associated Person pursuant to Item 4 of Schedule 13D if a Schedule 13D relating to the Corporation was filed with the SEC by such stockholder or Stockholder Associated Person pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D with the SEC is applicable to such stockholder or Stockholder Associated Person) together with a description of any agreements, arrangements, or understandings (whether written or oral, formal or informal, or monetary or non-monetary) that relate to such plans or proposals and naming all the parties to any such agreements, arrangements, or understandings,

(F)
a representation that such stockholder intends to be Present in Person at the stockholders’ meeting to nominate any person(s) named in its Stockholder Notice or to bring such business included in its Stockholder Notice before the meeting and whether or not such stockholder or any Stockholder Associated Person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the outstanding shares of Company Securities required to elect the Proposed Nominee(s) or approve the proposed business included in its Stockholder Notice and/or otherwise to solicit proxies from stockholders in support of the election of the Proposed Nominee(s) or the proposed business, and

(G)
all other information relating to such stockholder and any Stockholder Associated Person that is required to be disclosed in a proxy statement filed with the SEC, pursuant to Regulation 14A (or any successor provision) under the Exchange Act, by such stockholder or any Stockholder Associated Person in connection with a contested solicitation of proxies for the election of directors of the Corporation (even if such an election contest is not involved) in which such stockholder or any Stockholder Associated Person is a participant.

(4) A Stockholder Notice to the Corporation proposing the nomination of persons for election to the Board of Directors shall, with respect to each Proposed Nominee, be accompanied by (i) a written undertaking executed by such Proposed Nominee that such Proposed Nominee is not, and will not become, a party to any agreement, arrangement, or understanding (whether written or oral, formal or informal, or monetary or non-monetary) with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation in writing, (ii) a written undertaking executed by such Proposed Nominee that such Proposed Nominee is not subject to any governmental law, regulation, order, or decree that could prohibit, limit, or otherwise impede such Proposed Nominee’s service on the Board of Directors, (iii) a written undertaking executed by such Proposed Nominee that such Proposed Nominee will cooperate with the Corporation and the Board of Directors in scheduling and participating in one or more interviews by the Board of Directors and committing that any such Proposed Nominee shall be completely candid and truthful in responding to any questions posed during such interviews, (iv) such Proposed Nominee’s written consent to being named in the proxy statement of the stockholder submitting the Stockholder Notice as a nominee for election as a director and to serving as a director of the Corporation if elected, and (v) a questionnaire (which questionnaire shall be provided by the Corporation upon written request by the stockholder providing the Stockholder Notice), completed by such Proposed Nominee.
(5) In no event can a stockholder include in a Stockholder Notice a number of proposed nominees for election as directors that is greater than the number of directors to be elected to the Board of Directors at the stockholders’ meeting to which that that Stockholder Notice relates.  Notwithstanding anything in this subsection (a) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting of stockholders is increased by the Corporation, and there is no public announcement by the Corporation of such action or specifying the size of the increased Board of Directors at least 130 calendar days prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of this Article II) for the preceding year’s annual meeting, a Stockholder Notice required by this Section 11(a) shall also be considered timely with respect to such annual meeting, but only with respect to nominees for any new director positions created by such increase, and only with respect to a stockholder who had, prior to such increase in the size of the Board of Directors, previously submitted to the Corporation a timely and proper Stockholder Notice proposing nominees for election to the Board of Directors at such annual meeting in compliance with this Section 11 in all applicable respects, if it is delivered to, and received by, the secretary at the principal executive office of the Corporation not later than the close of business on the tenth calendar day following the day on which such public announcement is first made by the Corporation.
(6) For purposes of this Section 11, (a) “Stockholder Associated Person” of any stockholder shall mean (i) any beneficial owner of any Company Securities owned of record or beneficially by such stockholder (other than a stockholder that is a depositary), (ii) any Affiliate or Associate (within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner, (iii) any person Acting in Concert (as defined below) with such stockholder or beneficial owner, (iv) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder or beneficial owner in any solicitation of proxies contemplated by the Stockholder Notice delivered to the Corporation pursuant to this Section 11, (v) any person who may be deemed to be a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act) with any such stockholder or beneficial owner (or any of their respective Affiliates or Associates) relating to the shares of Company Securities, regardless of whether such person is disclosed as a member of a “group” in a Schedule 13D or an amendment thereto filed with the SEC relating to the Corporation, and (vi) any person that, directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or any Stockholder Associated Person identified in (i), (ii), (iii), (iv), or (v) above, (b) Company Securities “beneficially owned” by a person shall mean all Company Securities which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act, provided that such person shall in all events be deemed to beneficially own any Company Securities as to which such person has a right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately, only after the passage of time or only upon the satisfaction of certain conditions precedent, and (c) a person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement, or understanding) in concert with, or towards a common goal relating to the leadership, management, governance, policies, board composition, strategic direction, value enhancement plans, or control of the Corporation in parallel with, such other person where (i) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes, and (ii) at least two additional factors suggest that such persons knowingly intend to act in concert or in parallel towards a common goal relating to the leadership, management, governance, policies, board composition, strategic direction, value enhancement plans, or control of the Corporation, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, however, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed with the SEC on Schedule 14A.  A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.

(b) Special Meetings of Stockholders.
(1) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) if not specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), otherwise properly brought before the special meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), (iii) if properly brought before a Stockholder-Requested Meeting, requested and called in accordance with the provisions of Section 3 of these Bylaws for the purpose of electing one or more individuals to the Board of Directors, by a stockholder who submits a Special Meeting Request for such Stockholder-Requested Meeting that complies with Section 3 of these Bylaws and incudes therein the information required by paragraphs (a)(3) and (4) of this Section 11 with respect to such stockholder, any Stockholder Associated Person, and any Proposed Nominee, and (vi) provided that the special meeting has been called in accordance with Section 3 of these Bylaws for the purpose of electing one or more individuals to the Board of Directors, by any stockholder of the Corporation who is Present in Person and who (A) is a stockholder of record as of the record date set by the Board of Directors for the purpose of determining stockholders entitled to vote at the special meeting, (B) is a stockholder of record at the time of giving of the Stockholder Notice provided for in this Section 11 and at the time of the special meeting (and any postponement, adjournment, continuation, or rescheduling thereof), (C) is entitled to vote at the specuial meeting in the election of each individual so nominated, and (D) complies with the notice procedures and other requirements set forth in this Section 11(b).
(2) In the event that a special meeting of stockholders is called in accordance with these Bylaws for the purpose of electing one or more individuals to the Board of Directors, any stockholder may nominate an individual or individuals for election as a director, if a Stockholder Notice from such stockholder, containing the information required by paragraphs (a)(3) and (4) of this Section 11 with respect to such stockholder, any Stockholder Associated Person, and any Proposed Nominee, is delivered to, or is mailed and received by, the Secretary at the principal executive office of the Corporation not earlier than the 120th calendar day prior to such special meeting and not later than the close of business on the later of the 90th calendar day prior to such special meeting and the tenth calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed to be elected at such meeting. In no event, shall the public announcement of a postponement, adjournment, rescheduling, or continuation of a special meeting to a later date or time commence a new time period for the giving of any Stockholder Notice or other information as described herein.
(c) General.
(1) A stockholder submitting a Stockholder Notice, by its delivery to the Corporation, represents and warrants that all information contained therein, when submitted, is accurate in all respects. If any information contained in a Stockholder Notice submitted pursuant to this Section 11 is determined to be inaccurate in any respect, such Stockholder Notice may be deemed not to have been provided in accordance with this Section 11. Any stockholder who submits a Stockholder Notice shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any information contained in a Stockholder Notice.  Upon written request by the secretary or the Board of Directors, any stockholder who submits a Stockholder Notice shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the sole discretion of the Board of Directors or the secretary, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 11, and (B) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination(s) or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 11 as of an earlier date.  If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested and, accordingly, the Stockholder Notice, may be deemed not to have been provided in accordance with this Section 11.
(2) Only such individuals who are nominated in accordance with this Section 11 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been properly brought before the meeting in accordance with this Section 11.  The chairman of a meeting of stockholders shall have the power to determine, in consultation with counsel (who may be the Corporation’s internal counsel), whether any nomination or other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11 and, if he or she should so determine that a nomination or other business was not proposed in accordance with this Section 11, to declare to the meeting that such defective nomination or proposed business shall be disregarded.
(3) For purposes of this Section 11, (a) “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to stockholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the SEC from time to time; (b) “close of business” shall mean 5:00 p.m., local time, at the principal executive offices of the Corporation on any calendar day, whether or not such day is a Business Day; (c) “public announcement” or its corollary “publicly announced” shall mean disclosure (i) in a press release by the Corporation reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service, (ii) in a document publicly filed by the Corporation with the SEC pursuant to the Exchange Act, or (iii) pursuant to another method reasonably intended by the Corporation to achieve broad-based dissemination of the information contained therein; (d) “Present in Person” shall mean that the stockholder proposing nominees for election as directors or other business to be brought before the stockholders’ meeting, or, if the proposing stockholder is not an individual, a qualified representative of such proposing stockholder, appear in person at such stockholders’ meeting (unless such meeting is held by means of the Internet or other electronic technology in which case the proposing stockholder or, if applicable, its qualified representative shall be present at such stockholders’ meeting by means of the Internet or other electronic technology); and (e) “qualified representative” shall mean (i) if the stockholder is a corporation, any duly authorized officer of such corporation, (ii) if the stockholder is a limited liability company, any duly authorized member, manager or officer of such limited liability company, (iii) if the stockholder is a partnership, any general partner or person who functions as general partner for such partnership, (iv) if the stockholder is a trust, the trustee of such trust, or (v) if the stockholder is an entity other than the foregoing, the persons acting in such similar capacities as the foregoing with respect to such entity.
(4) Notwithstanding the foregoing provisions of this Section 11, at all times before and after the submission of a Stockholder Notice, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder (including, but not limited to, those relating to the timely and accurate filing with the SEC of Schedules 13D and 14A and all amendments and supplements thereto), as well as any interpretative guidance and/or requests from the Staff of the SEC, in connection with (A) the matters set forth in this Section 11, (B) any plans or proposals contemplated by such stockholder with respect to the Corporation in connection with submitting a Stockholder Notice pursuant to this Section 11, (C) any solicitation of, or communication to, stockholders made in connection with any Stockholder Notice submitted pursuant to this Section 11 or any of the matters contemplated by such Stockholder Notice, and (D) any filings made, or required to be made, with the SEC in connection therewith.
(5) For a Stockholder Notice to comply with the requirements of this Section 11, all the information required to be included therein by this Section 11 must be set forth in writing directly within the body of the Stockholder Notice, rather than being incorporated by reference from any pre-existing document or writing, including, but not limited to, any documents publicly filed with the SEC.
(6) For a Stockholder Notice to comply with the requirements of this Section 11, each of the requirements of this Section 11 shall be directly and expressly responded to and a Stockholder Notice must clearly indicate and expressly cross-reference which provisions of this Section 11 the information disclosed is intended to be responsive to.  Any global cross-references shall be disregarded and information disclosed in the Stockholder Notice in response to any provision of this Section 11 shall not be deemed responsive to any other provision hereof unless it is expressly cross-referenced to such other provision and it is clearly apparent how such information is responsive to such other provision.
(7) A stockholder submitting a Stockholder Notice pursuant to this Section 11, by its delivery to the Corporation, acknowledges that it understands that nothing contained therein shall be considered confidential or proprietary information and that neither the Corporation, the Board of Directors, nor any agents or representatives thereof shall be restricted, in any manner, from publicly disclosing or using any of the information contained in a Stockholder Notice.
(8) Nothing in this Section 11 or elsewhere in these Bylaws shall be deemed to give any stockholder the right to have any nominations of persons for election to the Board of Directors or other proposed business included in any proxy statement prepared by the Corporation.  Notwithstanding any notice of the meeting, proxy statement or supplement thereto sent to stockholders on behalf of the Corporation, a stockholder must separately comply with this Section 11 to propose any nominations or other business at any stockholders’ meeting, including delivering its own separate and timely Stockholder Notice to the secretary of the Corporation that complies in all respects with the requirements of this Section 11.
(9) Nothing in this Section 11 or elsewhere in these Bylaws shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, any proxy statement filed by the Corporation with the SEC pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act and the SEC Staff’s interpretations, guidance, and no-action letter determinations relating thereto.
(10) Notwithstanding anything in these Bylaws to the contrary, except as otherwise determined by the chairman of the meeting, if a stockholder submitting a Stockholder Notice pursuant to this Section 11 is not Present in Person at the stockholders’ meeting to present its proposed nominations or other business, or if the stockholder, any Stockholder Associated Person, or any Proposed Nominee breaches, or takes any action contrary to, any of the representations, undertakings, or commitments made in the Stockholder Notice or any of the documents submitted in connection therewith, such proposed nominations or other business shall be disregarded, notwithstanding that proxies in respect of such matters may have been received by the Corporation.
(11) Notwithstanding the foregoing provisions of this Section 11, the disclosures required by this Section 11 to be included in a Stockholder Notice shall not include any disclosures with respect to the ordinary course of business activities of any broker, dealer, commercial bank, or trust company that is deemed a Stockholder Associated Person solely as a result of being the stockholder directed to prepare and submit the Stockholder Notice on behalf of a beneficial owner of shares of Company Securities held of record by such broker, dealer, commercial bank, or trust company and who is not otherwise affiliated or associated with such beneficial owner.
Section 12. Control Share Acquisition Act.  Notwithstanding any other provision of the Articles of Incorporation or these Bylaws, Title 3, Subtitle 7 of the MGCL shall not apply to any acquisition by any person of shares of stock of the Corporation. This Section 12 may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor Bylaw, apply to any prior or subsequent control share acquisition.
ARTICLE III – BOARD OF DIRECTORS
Section 1. General Powers.  The business and affairs of the Corporation shall be managed under the direction of, and all the powers of the Corporation shall be exercised by or under authority of, its Board of Directors.
Section 2. Power to Issue and Sell Stock.  The Board of Directors may from time to time authorize the Corporation to issue and sell shares of stock of any class or series, whether now or hereafter authorized, to such persons and for such consideration as the Board of Directors shall deem advisable, subject to the provisions of the Articles of Incorporation.  The Board of Directors may authorize the Corporation to issue fractional shares of stock or authorize the issuance of scrip, all on such terms and under such conditions as it may determine.  Notwithstanding any other provision of the Articles of Incorporation or these Bylaws, the Board of Directors may authorize the issuance of units consisting of different securities of the Corporation.  Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.
Section 3. Power to Authorize Dividends.  The Board of Directors, from time to time as it may deem advisable, may authorize the Corporation to declare and pay dividends in stock, cash, or other property of the Corporation, out of any source available for dividends, to the stockholders according to their respective rights and interests, subject to the provisions of law and the Articles of Incorporation.  Before payment of any dividend or other distribution, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine, and the Board of Directors may modify or abolish any such reserve.
Section 4. Number, Tenure and Resignation of Directors.  At any regular meeting or at any special meeting called for that purpose, the Board, by resolution adopted by the affirmative vote of a majority of the Entire Board, may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by the MGCL, nor more than 15, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors.  Any director of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chairman of the board or the secretary.  Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation.  The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.
The names of the directors who are currently in office (each a “Current Director”) are:
Russell E.  Burke III
George B.  Langa
Mark C.  Winmill
Thomas B.  Winmill
William C.  Zachary
“Continuing Director” shall mean (i) each of the Current Directors, (ii) directors whose nomination for election by the Corporation’s stockholders or whose election by the directors to fill vacancies on the Board of Directors is approved by a majority of the Current Directors then serving on the Board of Directors, or (iii) any successor directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of Continuing Directors or the successor Continuing Directors then in office.  Notwithstanding anything to the contrary herein, any amendment of this definition of “Continuing Director” shall be valid only if approved by the affirmative vote of a majority of the Continuing Directors then in office.

All acts done at any meeting of the directors or by any person acting as a director, so long as his successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the directors or of such person acting as a director or that they or any of them were disqualified, be as valid as if the directors or such other person, as the case may be, had been duly elected and were or was qualified to be directors or a director of the Corporation.
Section 5. Qualifications.  Directors need not be stockholders of the Corporation.  To qualify as a nominee for a directorship or election as a director, an individual, at the time of nomination or election as the case may be, (i)(A) shall be a resident United States citizen and have substantial expertise, experience or relationships relevant to the business of the Corporation, (B) shall have a master’s degree in economics, finance, business administration or accounting, a graduate professional degree in law from an accredited university or college in the United States or the equivalent degree from an equivalent institution of higher learning in another country, or a certification as a public accountant in the United States, or be deemed an “audit committee financial expert” as such term is defined in Item 401 of Regulation S-K (or any successor provision) as promulgated by the SEC pursuant to the Exchange Act; or (ii) shall be a current director of the Corporation.
In addition, to qualify as a nominee for a directorship or election as a director at the time of nomination or election as the case may be, (i) an incumbent nominee shall not have violated any provision of the Conflicts of Interest and Corporate Opportunities Policy (the “Policy”), adopted by the Board on July 8, 2003, as subsequently amended or modified, and (ii) an individual who is not an incumbent director shall not have a relationship, hold any position or office or otherwise engage in, or have engaged in, any activity that would result in a violation of the Policy if the individual were elected as a director.
In addition, to qualify as a nominee for a directorship or election as a director at the time of nomination or election as the case may be, a person shall not, if elected as a director, cause the Corporation to be in violation of, or not in compliance with, applicable law, regulation or regulatory interpretation, or the Articles of Incorporation, or any general policy adopted by the Board of Directors regarding either retirement age or the percentage of interested persons and non-interested persons to comprise the Corporation’s Board of Directors.
The nominating committee of the Board of Directors, in its sole discretion, shall determine whether an individual satisfies the foregoing qualifications. Any individual nominated by the nominating committee of the Board of Directors shall be deemed to have satisfied the foregoing qualifications.  Any individual not so nominated by the nominating committee of the Board of Directors shall be deemed not to satisfy the foregoing qualifications, unless the nominating committee adopts a resolution setting forth the affirmative determination that such individual satisfied the foregoing qualifications.  Any individual who does not satisfy the qualifications set forth under the foregoing provisions of this Section 5 shall not be eligible for nomination or election as a director.
Section 6. Election.  Unless the nominations of all nominees for election as director are approved by a majority of the Continuing Directors (as such term is defined herein), the affirmative vote of the holders of at least two-thirds of the outstanding shares of all classes of voting stock, voting together, shall be required to elect a director.  If the nominations of all nominees for election as director are approved by a majority of the Continuing Directors, a plurality of all the votes cast at a meeting at which a quorum is present shall be sufficient to elect a director.
Section 7. Vacancies and Newly Created Directorships.  If for any reason any or all of the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder.  Except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any vacancy on the Board of Directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies.
Section 8. Chairman of the Board.  The chairman of the Board of Directors shall be the president if a director or, if not, the next most senior officer of the Corporation who is a member of the Board of Directors, and the chairman, or his designee, shall preside at all meetings of the Board of Directors.  He or she shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the Board of Directors.
Section 9. Regular Meetings.  The Board of Directors may provide, by resolution, the time and place of regular meetings of the Board of Directors without other notice than such resolution.
Section 10. Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, the president or a majority of the directors then in office.  The person or persons authorized to call special meetings of the Board of Directors may fix the time and place of any special meeting of the Board of Directors called by them.  The Board of Directors may provide, by resolution, the time and place of special meetings of the Board of Directors without other notice than such resolution.  Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each director at his or her business or residence address.  Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting.  Notice by United States mail shall be given at least three calendar days prior to the meeting.  Notice by courier shall be given at least two calendar days prior to the meeting.  Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party.  Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director.  Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt.  Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid.  Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed.  Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 11. Telephone Meetings.  Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means shall constitute presence in person at the meeting.
Section 12. Quorum and Voting.  A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors is present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Articles of Incorporation or these Bylaws, the vote of a majority or other percentage of a specified group of directors is required for action, a quorum must also include a majority or such other percentage of such group.  The directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than required to establish a quorum.
The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Articles of Incorporation or these Bylaws.  If enough directors have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Articles of Incorporation or these Bylaws.
Section 13. Organization.  At each meeting of the Board of Directors, the chairman of the board or, in the absence of the chairman, the vice chairman of the board, if any, shall act as chairman of the meeting.  In the absence of both the chairman and vice chairman of the board, the president or, in the absence of the president, a director chosen by a majority of the directors present shall act as chairman of the meeting.  The secretary or, in his or her absence, an assistant secretary of the Corporation or, in the absence of the secretary and all assistant secretaries, an individual appointed by the chairman of the meeting shall act as secretary of the meeting.
Section 14. Action Without a Meeting.  Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a unanimous consent which sets forth the action is: (a) given in writing or by electronic transmission by each member of the board; and (b) filed in paper or electronic form with the minutes of proceedings of the board.
Section 15. Compensation of Directors.  Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Corporation and for any service or activity they performed or engaged in as directors.  Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they perform or engage in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

Section 16. Reliance.  Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.
Section 17. Ratification.  The Board of Directors or the stockholders may ratify any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter and, if so ratified, such action or inaction shall have the same force and effect as if originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders.  Any action or inaction questioned in any proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and such ratification shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.
Section 18. Certain Rights of Directors and Officers.  Any director or officer, in his or her personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with those of or relating to the Corporation.
Section 19. Emergency Provisions.  Notwithstanding any other provision in the Articles of Incorporation or these Bylaws, this Section 19 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article III of these Bylaws cannot readily be obtained (an “Emergency”).  During any Emergency, unless otherwise provided by the Board of Directors, (a) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (b) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio; and (c) the number of directors necessary to constitute a quorum shall be one-third of the Entire Board.
ARTICLE IV – COMMITTEES
Section 1. Organization.  By resolution approved by the affirmative vote of a majority of the Entire Board, the Board of Directors may appoint from among its members one or more committees, including an executive committee, each consisting of at least one director, to serve at the pleasure of the Board of Directors.  The chairman of the board, if any, shall be a member of the executive committee.

There shall also be a committee of the Board of Directors consisting solely of all Continuing Directors then in office, which committee shall have the power to take all actions delegated to the Continuing Directors by the Articles of Incorporation or these Bylaws.
Section 2. Powers of the Executive Committee.  Unless otherwise provided by resolution of the Board of Directors approved by the affirmative vote of a majority of the Entire Board, when the Board of Directors is not in session the executive committee shall have and may exercise all powers of the Board of Directors in the direction of the management of the business and affairs of the Corporation that may lawfully be exercised by an executive committee.
Section 3. Powers of Other Committees of the Board of Directors.  To the extent provided by resolution of the Board of Directors approved by the affirmative vote of a majority of the Entire Board, other committees of the Board of Directors shall have and may exercise any of the powers that, pursuant to applicable law, may lawfully be granted to a committee of the Board of Directors. Except as may be otherwise provided by resolution of the Board of Directors approved by the affirmative vote of a majority of the Entire Board, any committee may delegate some or all of its power and authority to one or more subcommittees, composed of one or more directors, as the committee deems appropriate in its sole and absolute discretion.
Section 4. Proceedings and Quorum.  Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors.  A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may, by resolution approved by the affirmative vote of a majority of the Entire Board, designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board of Directors shall otherwise provide.  In the absence of an appropriate resolution of the Board of Directors approved by the affirmative vote of a majority of the Entire Board, each committee may adopt such other rules and regulations governing its proceedings and manner of acting as it shall deem proper and desirable.  In the event any member of any committee is absent from any meeting, the members thereof present at the meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.
Section 5. Written Consent by Committee.  Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee.
Section 6. Vacancies.  Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.
ARTICLE V – OFFICERS

Section 1. Officers.  The officers of the Corporation shall be a president, a secretary, and a treasurer, and may include one or more vice presidents (including executive and senior vice presidents), assistant secretaries or assistant treasurers, and such other officers as may be elected or appointed in accordance with the provisions of this Article V.
Section 2. Election, Tenure, and Qualifications.  The officers of the Corporation shall be elected annually by the Board of Directors, except that the president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers.  Each officer shall serve until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided.  Any person may hold one or more offices of the Corporation except that no one person may serve concurrently as both the president and vice president.  A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.
Section 3. Vacancies and Newly Created Offices.  If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Board of Directors or the president.
Section 4. Removal and Resignation.  If the Board of Directors in its judgment finds that the best interests of the Corporation will be served, it may, by resolution approved by the affirmative vote of a majority of the Entire Board, remove any officer or agent of the Corporation at any time (either with or without cause), although the removal of an officer or agent does not prejudice any of his contract rights.  Any officer may resign from office at any time by delivering a resignation to the Board of Directors, the chairman of the board, the president or the secretary.  Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation.  The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.  Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.
Section 5. President.  The president shall be the chief executive officer of the Corporation.  Subject to the supervision of the Board of Directors, the president shall have general charge of the business, affairs, and property of the Corporation and general supervision over its officers, employees and agents.  Except as the Board of Directors may otherwise order, the president may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements.  The president shall exercise such other powers and perform such other duties as from time to time may be assigned by the Board of Directors.
Section 6. Vice President.  Vice presidents (including executive and senior vice presidents) shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors and the president.  At the request of, or in the absence or in the event of the disability of, the president, the vice president (or, if there are two or more vice presidents (including executive and senior vice presidents)), then the highest ranking, and then the most senior, of the vice presidents present and able to act) may perform all the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president.

Section 7. Treasurer and Assistant Treasurers.  The treasurer shall be the chief accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation.  The treasurer shall perform all acts incidental to the office of treasurer, subject to the control of the Board of Directors and the president.
Any assistant treasurer may perform such duties of the treasurer as the treasurer, the president, and the Board of Directors may assign, and, in the absence of the treasurer, may perform all the duties of the treasurer.
Section 8. Secretary and Assistant Secretaries.  The secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the stockholders and directors in books to be kept for that purpose.  The secretary shall keep in safe custody the records of the Corporation, including the stock books and such other books and papers as the Board of Directors and president may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any director.  The secretary shall perform such other duties which appertain to this office or as may be required by the Board of Directors and the president.
Any assistant secretary may perform such duties of the secretary as the secretary, the president, and the Board of Directors may assign, and, in the absence of the secretary, may perform all the duties of the secretary.
Section 9. Remuneration.  The salary or other compensation of the president of the Corporation shall be fixed from time to time by resolution of the Board of Directors, and the president shall have the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of this Article V.
Section 10. Loans and Guarantees.  The Corporation may lend money to, guarantee an obligation of, or otherwise assist an officer or other employee of the Corporation or of its direct or indirect subsidiary, including an officer or employee who is a director of the Corporation or the subsidiary, if the loan, guarantee, or assistance (1) in the judgment of the directors, reasonably may be expected to benefit the Corporation; or (2) is an advance made against indemnification in accordance with the MGCL.  The loan, guarantee, or other assistance may be:  (1) with or without interest; (2) unsecured; or (3) secured in any manner that the Board of Directors approves, including a pledge of the stock of the Corporation.
Section 11. Surety Bonds.  The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by applicable law, and the rules and regulations of the SEC promulgated thereunder) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his or her duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation’s property, funds or securities that may come into his or her hands.
ARTICLE VI – CAPITAL STOCK
Section 1. Certificates of Stock.  Except as may be otherwise provided by the Board of Directors or any officer of the Corporation, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them.  In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in any manner permitted by the MGCL.  In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.  There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.
Section 2. Transfer of Shares.  All transfers of shares of stock shall be made on the books of the Corporation, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed.  The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors or an officer of the Corporation that such shares shall no longer be represented by certificates.  Upon the transfer of any uncertificated shares, the Corporation shall provide to the record holders of such shares, to the extent then required by the MGCL, a written statement of the information required by the MGCL to be included on stock certificates.
The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.
Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the Articles of Incorporation and all of the terms and conditions contained therein.
Section 3. Stock Ledgers.  The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal office of the Corporation or, if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation.  The stock ledgers of the Corporation shall be considered confidential and shall not be made available, except as required by applicable law to be made available to stockholders of record for a proper purpose in such capacity.
Section 4. Transfer Agents and Registrars.  The Board of Directors may from time to time appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar.
Section 5. Fixing of Record Date.  The Board of Directors may, by resolution approved by the affirmative vote of a majority of the Entire Board, set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose.  Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 calendar days and, in the case of a meeting of stockholders, not less than ten calendar days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.
When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if postponed or adjourned, except if the meeting is postponed or adjourned to a date more than 120 calendar days after the record date originally fixed for the meeting, in which case a new record date for such meeting shall be determined as set forth herein.
Section 6. Lost, Stolen, or Destroyed Certificates.  Any officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors or an officer of the Corporation has determined that such certificates may be issued.  Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.
ARTICLE VII – CONFLICT OF INTEREST TRANSACTIONS
Section 1. General Rule.  If Section 2 of this Article VII is complied with, a contract or other transaction between the Corporation and any of its directors or between the Corporation and any other corporation, firm, or other entity in which any of its directors is a director or has a material financial interest is not void or voidable solely because of any one or more of the following:  (1) the common directorship or interest; (2) the presence of the director at the meeting of the board or a committee of the board which authorizes, approves, or ratifies the contract or transaction; or (3) the counting of the vote of the director for the authorization, approval, or ratification of the contract or transaction.
Section 2. Disclosure and Ratification.  Section 1 of this Article VII applies if: (1) the fact of the common directorship or interest is disclosed or known to: (i) the Board of Directors or a committee of the Board of Directors, and the board or committee authorizes, approves, or ratifies the contract or transaction by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum; or (ii) the stockholders entitled to vote, and the contract or transaction is authorized, approved, or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or corporation, firm, or other entity; or (2) the contract or transaction is fair and reasonable to the Corporation.
Section 3. Counting Common or Interested Directors in Determining Quorum.  Common or interested directors or the stock owned by them or by an interested corporation, firm,

or other entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee of the board or at a meeting of the stockholders, as the case may be, at which the contract or transaction is authorized, approved, or ratified.
ARTICLE VIII – FISCAL YEAR AND ACCOUNTANT
Section 1. Fiscal Year.  The fiscal year of the Corporation shall, unless otherwise ordered by the Board of Directors, be twelve calendar months ending on the 31st day of December.
Section 2. Accountant.  The Corporation shall employ an independent public accountant or a firm of independent public accountants as its accountants to examine the accounts of the Corporation and to sign and/or certify financial statements filed by the Corporation.  The employment of the accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any stockholders’ meeting called for that purpose.
ARTICLE IX – INDEMNIFICATION AND INSURANCE
Section 1. Indemnification of Directors and Officers.  To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, trustee, member, manager or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.  The rights to indemnification and advance of expenses provided by the Articles of Incorporation and these Bylaws shall vest immediately upon election of a director or officer.  The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.
Section 2. Insurance of Directors, Officers, Employees and Agents.  The Corporation may purchase and maintain insurance or other sources of reimbursement to the extent permitted by law on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, member, manager or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in or arising out of his position.
Section 3. Non-exclusivity.  The indemnification and payment or reimbursement of expenses provided by, or granted pursuant to, this Article IX shall not be deemed exclusive of or limit in any way any other rights to which those seeking indemnification or payment or reimbursement of expenses may be entitled under the Articles of Incorporation, these Bylaws, an agreement, a vote of stockholders or directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.
Section 4. Amendment.  Notwithstanding anything to the contrary herein, no amendment, alteration, or repeal of this Article IX or the adoption, alteration or amendment of any other provisions to the Articles of Incorporation or these Bylaws inconsistent with this Article IX shall adversely affect any right or protection of any person under this Article IX with respect to any act or failure to act which occurred prior to such amendment, alteration, repeal, or adoption.
ARTICLE X – WAIVER OF NOTICE
Whenever any notice of a meeting is required to be given pursuant to the Articles of Incorporation or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by applicable law.  The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.
ARTICLE XI – EXCLUSIVE FORUM FOR CERTAIN LITIGATION
Unless the Corporation consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, other state courts of the State of Maryland or, if no state court located within the State of Maryland has jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Corporation to the Corporation or to the stockholders of the Corporation, (c) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the MGCL, the Articles of Incorporation or these Bylaws, (d) any action to interpret, apply, enforce, or determine the validity of the Articles of Incorporation or these Bylaws, or (e) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation that is governed by the internal affairs doctrine.  If any action within the scope of these Bylaws is filed in a court other than a court located within the State of Maryland (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Maryland in connection with any action brought in any such court to enforce this Article XI, and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

ARTICLE XII – ADOPTION, ALTERATION OR REPEAL OF BYLAWS
Except as otherwise expressly provided in these Bylaws, the Board of Directors shall have the exclusive power to adopt, alter, or repeal any provision of these Bylaws, in whole or in part, and to make new Bylaws. Any such amendment, alteration, or repeal must be approved by resolution of the Board of Directors approved by the affirmative vote of a majority of the Entire Board.
END OF BYLAWS
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